AMENDMENT NO. 3 TO
CREDIT AND SECURITY AGREEMENT AND
OMNIBUS AMENDMENT
This Amendment No. 3 to Credit and Security Agreement and Omnibus Amendment (this “Amendment”), dated as of September 11, 2014, is made by and among MOHAWK FACTORING, LLC, a Delaware limited liability company (the “Borrower”), MOHAWK SERVICING, LLC, a Delaware limited liability company (the “Servicer”) the Lenders party hereto, the Liquidity Banks party hereto, the Co-Agents party hereto and SUNTRUST BANK, a Georgia banking corporation, as administrative agent (in such capacity, the “Administrative Agent”).
WITNESSETH:
WHEREAS, the Borrower, the Servicer, the Lenders, the Liquidity Banks, the Co-Agents and the Administrative Agent previously entered into that certain Credit and Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit and Security Agreement”), dated as of December 19, 2012; and
WHEREAS, SunTrust, as a Non-Conduit Lender (the “Assignor”) has agreed to sell and assign, without recourse, an interest in and to a portion of its rights and obligations under the Credit and Security Agreement and under the other Transaction Documents to Mizuho, in its capacity as a Liquidity Bank (the “Assignee”) and the Borrower has consented to such assignment;
WHEREAS, the Borrower and the Servicer have requested that the Administrative Agent, the Lenders, the Liquidity Banks and the Co-Agents (i) increase the Aggregate Commitment by the addition of PNC Bank, National Association (“PNC”) and Wells Fargo Bank, National Association (“Wells Fargo”; PNC together with Wells Fargo, the “New Lenders” and each a “New Lender”) as Non-Conduit Lenders to the Credit and Security Agreement and (ii) agree to amend the Credit and Security Agreement and the Administrative Agent, the Lenders, the Liquidity Banks and the Co-Agents are willing to do so under the terms and conditions set forth in this Amendment;
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:
Section 1.    Definitions. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Credit and Security Agreement.
Section 2.    Amendments to the Credit and Security Agreement.
(a)    Effective as of December 19, 2012, clause (x) of Section 7.1(k) of the Credit and Security Agreement is hereby amended and restated in its entirety to read as follows:

(x)    prepare its financial statements separately from those of the Originators and at all times after the Third Amendment Effective Date, ensure that any consolidated financial statements of the Originators or any Affiliate thereof that include the Borrower have notes clearly stating that the Borrower is a separate legal entity and that its assets will be available only to satisfy the claims of the creditors of the Borrower;
(b)    Section 9.1(h) of the Credit and Security Agreement is hereby amended and restated in its entirety and as so amended and restated shall read as follows:
(h)    As at the end of any Calculation Period:
(i)    the three‑month rolling average Delinquency Ratio shall exceed 2.25%,
(ii)    the three‑month rolling average Default Ratio shall exceed 2.00%,
(iii)    the three‑month rolling average Non‑Contractual Dilution Ratio shall exceed 5.25%, or
(iv)    the three‑month rolling average Days Sales Outstanding shall exceed 55;
(c)    Section 10.2 of the Credit and Security Agreement is hereby amended and restated in its entirety and as so amended and restated shall read as follows:
Section 10.2.    Increased Cost and Reduced Return. If any Affected Entity determines that any Regulatory Change affecting such Affected Entity or any lending office of such Affected Entity has or would have the effect of: (i) subjecting any such Affected Entity to any Tax, duty or other charge or withholding on or with respect to any Funding Agreement of such Affected Entity or an Affected Entity’s obligations under a Funding Agreement, or changes the basis of taxation of payments to such Affected Entity of any amounts payable under any such Funding Agreement (except for (A) changes in the rate of Tax on the overall revenues or net income of an Affected Entity and (B) Excluded Taxes) or on or with respect to the Receivables, or its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto or (ii) imposing, modifying or deeming applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of such Affected Entity, or credit extended by such Affected Entity pursuant to a Funding Agreement of such Affected Entity or (iii) imposing on any Affected Entity or the or the London interbank market any other condition, fee, cost or expense (other than Taxes) or (iv) causing an internal capital or liquidity charge or other imputed cost to be assessed upon such Affected Entity, which is allocable to the Borrower or to the transactions contemplated by this Agreement and the result of any of the foregoing is to increase the cost to such Affected Entity of performing its obligations under a Funding Agreement of such Affected Entity, or to reduce the rate of return on such Affected Entity’s capital as a consequence of its obligations under such Funding Agreement (taking into consideration such Affected Entity’s policies with respect to capital adequacy), or to reduce the amount of any sum received or receivable by such Affected Entity under a Funding Agreement of such Affected Entity or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, in each case to a level below that which such Affected Entity could have achieved but for such Regulatory Change then, upon demand by the applicable Co‑Agent, Borrower shall pay to such Co‑Agent, for the benefit of the relevant Affected Entity, such amounts charged to such Affected Entity or such amounts to otherwise reasonably compensate such Affected Entity for such increased cost or such reduction. Each Affected Entity will promptly notify the applicable Co‑Agent, and such Co‑Agent will promptly thereafter notify Borrower, of any event of which it has knowledge, occurring after the date such Affected Entity first became entitled to the benefits of this Section, which will entitle such Affected Entity to compensation pursuant to this Section and will, if possible, designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Affected Entity, be otherwise materially disadvantageous to such Affected Entity. A certificate of any Affected Entity claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder and showing in reasonable detail the calculation thereof shall be conclusive in the absence of manifest error. In determining such amount, such Affected Entity may use any reasonable averaging and attribution methods previously disclosed in writing to Borrower.
(d)    Clauses (a) and (c) of Section 11.1 of the Credit and Security Agreement is hereby amended and restated in its entirety and as so amended and restated shall read as follows:

Section 11.1.    Authorization and Action. (a) Each member of the BTMU Group hereby irrevocably designates and appoints The Bank of Tokyo‑Mitsubishi UFJ, Ltd., New York Branch as BTMU Agent hereunder and under the other Transaction Documents to which the BTMU Agent is a party and authorizes the BTMU Agent to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the BTMU Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. Each member of the Mizuho Group hereby irrevocably designates and appoints Mizuho Bank, Ltd. as Mizuho Agent hereunder and under the other Transaction Documents to which the Mizuho Agent is a party and authorizes the Mizuho Agent to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Mizuho Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. SunTrust Bank, as Non‑Conduit Lender hereby irrevocably designates and appoints SunTrust Bank as SunTrust Agent hereunder and under the other Transaction Documents to which the SunTrust Agent is a party, and authorizes the SunTrust Agent to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the SunTrust Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. PNC Bank, National Association, as Non‑Conduit Lender hereby irrevocably designates and appoints PNC Bank, National Association as PNC Agent hereunder and under the other Transaction Documents to which the PNC Agent is a party, and authorizes the PNC Agent to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the PNC Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. Wells Fargo Bank, National Association, as Non‑Conduit Lender hereby irrevocably designates and appoints Wells Fargo Bank, National Association as Wells Fargo Agent hereunder and under the other Transaction Documents to which the Wells Fargo Agent is a party, and authorizes the Wells Fargo Agent to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Wells Fargo Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. Each Non‑Conduit

Lender or member of any other Group that becomes a party to this Agreement after the date hereof shall designate and appoint an agent and authorize such agent to take such action on its behalf under the provision of the Transaction Documents, and to exercise such powers and perform such duties as are expressly delegated to such agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. Each of the Lenders and the Co‑Agents hereby irrevocably designates and appoints SunTrust Bank as Administrative Agent hereunder and under the Transaction Documents to which the Administrative Agent is a party, and each Lender and Co‑Agent that becomes a party to this Agreement hereafter ratifies such designation and appointment and authorizes the Administrative Agent to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, none of the Agents shall have any duties or responsibilities, except those expressly set forth in the Transaction Documents to which it is a party, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Agent shall be read into any Transaction Document or otherwise exist against such Agent.
(c)    In performing its functions and duties hereunder, (i) the BTMU Agent shall act solely as the agent of the members of the BTMU Group and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any of the Loan Parties or any of their respective successors and assigns, (ii) the Mizuho Agent shall act solely as the agent of the members of the Mizuho Group and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any of the Loan Parties or any of their respective successors and assign, (iii) the SunTrust Agent shall act solely as the agent of SunTrust, as Non‑Conduit Lender and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any of the Loan Parties or any of their respective successors and assigns, (iv) the PNC Agent shall act solely as the agent of PNC, as Non‑Conduit Lender and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any of the Loan Parties or any of their respective successors and assign, (v) the Wells Fargo Agent shall act solely as the agent of Wells Fargo, as Non‑Conduit Lender and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any of the Loan Parties or any of their respective successors and assigns, (vi) the agent for any Non‑Conduit Lender or the member of any Group that becomes a party hereto after the date hereof shall act solely as the agent of such Non‑Conduit Lender or the members of such Group and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any of the Loan Parties or their respective successors or assigns, and (vii) the Administrative Agent shall act solely as the agent of the Secured Parties and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any of the Loan Parties or any of their respective successors and assigns.
(e)    Clauses (vii) of Section 14.5(b) of the Credit and Security Agreement is hereby amended and restated in its entirety and as so amended and restated shall read as follows:
(vii) to any other entity organized for the purpose of purchasing, or making loans secured by, financial assets for which SunTrust, BTMU, Mizuho, PNC, Wells Fargo or one of their respective affiliates acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of each of the foregoing,
(f)    Clauses (ii), (iii), (iv) and (xiv) of the defined term “Eligible Receivable” appearing in Exhibit I to the Credit and Security Agreement are hereby amended and restated in their respective entireties and as so amended and restated shall read as follows:
(ii)    which is not a Delinquent Receivable or a Defaulted Receivable,
(iii)    which is not owing from an Obligor as to which more than 50% of the Outstanding Balance of all such Obligor’s Receivables remains unpaid for 61 or more days past the original billing date,
(iv)    which (A) by its terms is due and payable in full within 122 days of the original billing date therefor, and (B) has not had its payment terms extended more than once, and if such extension had not been made, such Receivable would not otherwise have become a Defaulted Receivable,

(xiv)    which is not the subject of, to the Originator’s knowledge, any asserted dispute, counterclaim, right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against the applicable Originator or any other Adverse Claim, and the Obligor thereon holds no rights as against such Originator to cause such Originator to repurchase the goods or merchandise the sale of which shall have given rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract) and which requires that all or part of such receivable be charged off in accordance with the Credit and Collection Policy; provided, however, that if such dispute, offset, counterclaim or defense affects only a portion of the Outstanding Balance of such Receivable, then such Receivable may be deemed an Eligible Receivable to the extent of the portion of such Outstanding Balance which is not so affected, provided, further, that the first $150,000 of Receivables generated during any calendar month by Marazzi Home Center Stores shall be excluded from “Eligible Receivables” until the Monthly Reporting Date on which the Administrative Agent has received a Monthly Report demonstrating that the Servicer can identify customer reductions and charge backs on Receivables generated by Marazzi Home Center Stores and such Receivables are excluded from Eligible Receivables.
(g)     The defined term “Eligible Receivable” appearing in Exhibit I to the Credit and Security Agreement is hereby amended by (i) deleting the word “and” appearing at the end of clause (xxiv), (ii) deleting the period appearing at the end of clause (xxv) thereof, and inserting “, and” in lieu thereof, and (iii) and inserting a new clause (xxvi) which shall read as follows:
(xxvi) or such other Receivables as reasonably determined with the consent of all the Lenders and the Borrower based on the results of the most recent Review of Dal‑Tile Distribution, Inc. or Unilin North America, LLC as originators.
(h)    The following defined terms appearing in Exhibit I to the Credit and Security Agreement are hereby amended and restated in their respective entireties and as so amended and restated shall read as follows:
“Aggregate Commitment” means, on any date of determination, the aggregate amount of the Commitments to make Loans hereunder. As of the date hereof, the Aggregate Commitment is $500,000,000.

“Applicable Margin” shall mean either (i) 0.70% per annum, or (ii) with respect to any Liquidity Funding made by any Liquidity Bank solely during the occurrence of a CP Market Disruption Event, a per annum rate equal to the “Applicable Rate” for “Eurocurrency Rate Loans” as such terms are defined in the Parent Credit Agreement in effect at such time.
“Co‑Agent Account” means the account set up to receive payments for the applicable Group including without limitation, the SunTrust Agent’s Account, the BTMU Agent’s Account, the Mizuho Agent’s Account, the PNC Agent’s Account and the Wells Fargo Agent’s Account.
“Contractual Dilution Reserve” means, at any time, the sum of (i) the volume rebate accrual and cash discount accrual with respect to Mohawk Carpet Distribution, Inc., a Delaware corporation, plus (ii) the home center store accrual with respect to Dal‑Tile Distribution, Inc., a Delaware corporation, plus (iii) the marketing allowance and EDI accrual with respect to Unilin North America, LLC, a Delaware limited liability company, in each case as of such date of determination (or such other amounts as reasonably determined with the consent of all of the Lenders based on the results set forth in the most recent Review of any Originator).
“Default Horizon Ratio” means, as of any Cut‑Off Date, the ratio (expressed as a decimal) computed by dividing (a) the sum of (i) the product of the aggregate sales generated by the Originators during the Calculation Period that is 4 Calculation Periods prior to the Calculation Period ending on such Cut‑Off Date, multiplied by the sum of (x) 23% and (y) the Weighted Average Credit Percentage, plus (ii) the aggregate sales generated by the Originators during the 3 most recent Calculation Periods ending on or prior to such Cut‑Off Date, by (b) the Net Pool Balance as of such Cut‑off Date.
“Default Ratio” means, as of any Cut‑Off Date, the ratio (expressed as a percentage) computed by dividing (x) the total amount of Receivables which became Defaulted Receivables during the Calculation Period that includes such Cut‑Off Date, by (y) the aggregate dollar amount of Receivables generated by the Originators during the Calculation Period occurring five months prior to the Calculation Period ending on such Cut‑Off Date.
“Defaulted Receivable” means a Receivable: (i) as to which the Obligor thereof has suffered an Event of Bankruptcy; (ii) which, consistent with the Credit and Collection Policy, would be written off Borrower’s books as uncollectible; or (iii) as to which any payment, or part thereof, remains unpaid for 91 days or more from the original due date for such payment.
“Delinquent Receivable” means a Receivable (other than a Defaulted Receivable) as to which any payment, or part thereof, remains unpaid for 61 ‑ 90 days from the original due date for such payment or which is delinquent under the Credit and Collection Policy.
“Dilution Horizon Ratio” means, as of any Cut‑Off Date, the ratio computed by dividing (a) the sum of (i) the product of the aggregate amount of Receivables generated by the Originators during the Calculation Period that is 2 Calculation Periods prior to the Calculation Period ending on such Cut‑Off Date multiplied by 50%, plus (ii) the sales generated during the most recent Calculation Period ending on or prior to such Cut‑Off Date (or such other number of Calculation Periods (or portions thereof) as reasonably determined with the consent of all of the Lenders based on the results set forth in the most recent Review of any Originator), by (b) the Net Pool Balance as of such Cut-Off Date.
“Extended Payment Terms Excess” means the aggregate amount by which the Eligible Receivables Balance of all Eligible Receivables that are due and payable within 91-122 days of the original billing date thereof exceeds the Extended Payment Terms Limit.
“Fee Letter” means that certain Amended and Restated Fee Letter dated as of September 11, 2014, among Borrower, the Performance Guarantor, the Lenders and the Agents, as the same may be amended, restated, modified or supplemented from time to time.
“Obligor Concentration Limit” means, at any time, in relation to the aggregate Outstanding Balance of Receivables owed by any single Obligor and its Affiliates (if any), the applicable concentration limit shall be determined as follows for Obligors who have short term unsecured debt ratings currently assigned to them by S&P and Moody’s (or in the absence thereof, the equivalent long term unsecured senior debt rating noted in the table below), the applicable concentration limit shall be determined according to the following table:

S&P Short‑term Rating	S&P Equivalent Long‑term Rating	Moody’s Short‑term Rating	Moody’s Equivalent Long‑term Rating	Allowable % of Eligible Receivables Net Balance
A‑1 or higher	A+ or higher	P‑1 or higher	A2 or higher	12%
A‑2	A‑, BBB+	P‑2	A3, Baa1	10%
A‑3 or lower	BBB or lower	P‑3 or lower	Baa2 or lower	3%
provided, however, that (a) if any Obligor has a split rating, the applicable rating will be the lower of the two, (b) if any Obligor is not rated by both S&P and Moody’s, the applicable Obligor Concentration Limit shall be the one set forth in the last line of the table above, and (c) subject to satisfaction of each Lender and/or an increase in the percentage set forth in clause (a)(i) of the definition of “Required Reserve,” upon Borrower’s request from time to time, the Administrative Agent may agree to a higher percentage of the Eligible Receivables Balance for a particular Obligor and its Affiliates (each such higher percentage, a “Special Concentration Limit”), it being understood that any Special Concentration Limit may be cancelled by any Lender upon not less than ten (10) Business Days’ prior written notice to the Loan Parties. As of the Third Amendment Effective Date, the Special Concentration Limit shall mean (i) with respect to The Home Depot, Inc. and its Affiliates, 17.0% and (ii) with respect to Lowe’s Companies, Inc. and its Affiliates, 12.0%.
“Originator” means each of Mohawk Carpet Distribution, Inc., a Delaware corporation, Dal‑Tile Distribution, Inc., a Delaware corporation, Unilin North America, LLC, a Delaware limited liability company, and each other Originator that becomes a party to the Receivables Sale Agreement pursuant to the terms thereof, in each case, in its capacity as a seller under the Receivables Sale Agreement.
“Receivables Sale Agreement” means that certain Receivables Purchase and Sale Agreement, dated as of December 19, 2012, among the Originators and Borrower, as the same may be amended, restated, modified or supplemented from time to time.
“Regulatory Change” means, with respect to an Affected Entity, any of the following occurring after the date hereof and about which such Affected Entity learns after the date such Affected Entity is first entitled to the benefits of Section 10.2 or 10.3 hereof: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that notwithstanding anything herein to the contrary, (x) the Dodd‑Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III including, without limitation, any publications addressing the liquidity coverage ratio (“LCR”) or the supplementary leverage ratio (“SLR”), shall in each case be deemed to be a “Regulatory Change” regardless of the date enacted, adopted or issued and such event shall constitute a circumstance on which such Affected Entity may base a claim for reimbursement under Section 10.2.
“Required Reserve Factor Floor” means the sum (expressed as a percentage) of (a) 12% and (b) the product of (i) the Adjusted Dilution Ratio and (ii) the Dilution Horizon Ratio.
(i)    The following new defined terms shall be added to Exhibit I to the Credit and Security Agreement in the appropriate alphabetical sequence:
“PNC” means PNC Bank, National Association, as a Non-Conduit Lender, together with its successors.
“PNC Agent” means PNC Bank, National Association, in its capacity as agent for PNC.
“PNC Agent’s Account” means account number 130760016803, Account Name: Commercial Loan Department, at PNC Bank, N.A., ABA No. 043-0000-96, Beneficiary: Mohawk Factoring, LLC, Attention: Holly Brannon.
“Third Amendment Effective Date” means September 11, 2014.

“Wells Fargo” means Wells Fargo Bank, National Association, as a Non-Conduit Lender, together with its successors.
“Wells Fargo Agent” means Wells Fargo Bank, National Association, in its capacity as agent for Wells Fargo.
“Wells Fargo Agent’s Account” means account number 37235547964502185 in the name of Wells Fargo Bank, N.A., at Wells Fargo Bank, N.A., ABA No. 121-000-248, Reference: MOHAWK FACTORING, LLC (OOC00).
(j)    Exhibit IV to the Credit and Security Agreement is hereby amended and restated in its entirety and as so amended shall read as set forth on Exhibit IV attached hereto and made a part hereof.
(k)    Schedule A to the Credit and Security Agreement is hereby amended and restated in its entirety and as so amended shall read as set forth on Schedule A attached hereto and made a part hereof.
(l)    The addresses, facsimile numbers or e-mail addresses of each of the New Lenders is set forth on their respective signature pages hereof.
Section 3.    Omnibus Amendment to the Transaction Documents.
The Transaction Documents shall be and hereby are amended by replacing any and all references to “Mizuho Corporate Bank, Ltd.” with a reference to “Mizuho Bank, Ltd.”
Section 4.    Joinder of New Lenders; Assignment and Acceptance.
(a)    Each New Lender hereby confirms that it has received a copy of the Transaction Documents and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit and Security Agreement as a condition to the making of the Advances and other extensions of credit thereunder. Each New Lender acknowledges and agrees that it has made and will continue to make, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, its own credit analysis and decisions relating to the Credit and Security Agreement. Each New Lender further acknowledges and agrees that the Administrative Agent has not made any representations or warranties about the credit worthiness of the Borrower or any other party to the Credit and Security Agreement or any other Transaction Document or with respect to the legality, validity, sufficiency or enforceability of the Credit and Security Agreement or any other Transaction Document or the value of any security therefor.
(b)    Except as otherwise provided in the Credit and Security Agreement, effective as of the date hereof, each New Lender (i) shall be deemed automatically to have become a party to the Credit and Security Agreement and have all the rights and obligations of a “Lender” under the Credit and Security

Agreement as if it were an original signatory thereto and (ii) agrees to be bound by the terms and conditions set forth in the Credit and Security Agreement as if it were an original signatory thereto.
(c)    On the date hereof, the Assignor hereby absolutely and unconditionally sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse to or representation of any kind from Assignor, an interest in and to the Assignor’s rights and obligations under the Credit and Security Agreement in an amount such that after giving effect to such sale, assignment and assumption, the Assignee’s Commitment will be as set forth on Schedule A attached hereto.
(d)    The Assignor, the Assignee, the New Lenders and each other Lender each agree to make such purchases and sales of interests in the Loans outstanding on the date hereof among themselves so that each Lender and New Lender is then holding its relevant Percentage of outstanding Loans based on their Commitments as in effect after giving effect hereto and each Lender hereby agrees to execute such further instruments and documents, if any, as the Administrative Agent may reasonably request in connection therewith. Such purchases and sales shall be arranged through the Administrative Agent by making available to the Administrative Agent for the account of such other Lenders, in same day funds, an amount equal to (A) the portion of the outstanding principal amount of Loans to be purchased by such Lender, plus (B) interest accrued and unpaid to and as of such date on such portion of the outstanding principal amount of such Loans. All subsequent extensions of credit under the Credit and Security Agreement shall be made in accordance with the respective Commitments of the Lenders from time to time party to the Credit and Security Agreement as provided therein.
Section 5.    Representations of the Borrower. The Borrower hereby represents and warrants to the parties hereto that as of the date hereof each of the representations and warranties contained in the Credit and Security Agreement is true and correct as of the date hereof and after giving effect to this Amendment (except to the extent that such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such earlier date); provided, that with respect to those contained in Section 5.1(a), (e), (f), (l), (u) and (w) of the Credit and Security Agreement, the determination of whether any Material Adverse Effect has occurred as set forth therein shall be made solely by the Borrower, in its reasonable, good faith judgment.
Section 6.    Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:
(a)    Administrative Agent shall have received a fully executed counterpart of this Amendment;
(b)    Administrative Agent shall have received a duly executed Performance Guarantor’s Acknowledgment and Consent;

(c)    Administrative Agent shall have received a fully executed counterpart of the Fee Letter;
(d)    Administrative Agent shall have received a fully executed counterpart of that certain Joinder Agreement to Receivables Sale Agreement with respect to Unilin North America, LLC (the “New Originator”) dated as of the date hereof;
(e)    Administrative Agent shall have received Amendments to Collection Account Agreements and any additional Collection Account Agreements with respect to any updates to Exhibit IV;
(f)    Administrative Agent shall have received with respect to the New Originator items numbered 2 through 5 of Schedule A to the Receivables Sale Agreement including resolutions, certificate of formation, limited liability company agreement, an incumbency certificate and a good standing;
(g)    Administrative Agent shall have received closing certificates of Borrower dated as of September 11, 2014 including resolutions, the certificate of formation, the limited liability company agreement, an incumbency certificate and good standing;
(h)    Administrative Agent shall have received opinions of Alston & Bird LLP as to enforceability and UCC matters, general corporate matters, and true sale and nonconsolidation matters;
(i)    each New Lender shall have received all fees due and payable under the Fee Letter;
(j)    each representation and warranty of the Borrower contained herein shall be true and correct; and
(k)    no Amortization Event shall have occurred and be continuing.
Section 7.    Amendment. The parties hereto hereby agree that the provisions and effectiveness of this Amendment shall apply to the Credit and Security Agreement as of the date hereof. Except as amended by this Amendment, the Credit and Security Agreement remains unchanged and in full force and effect. This Amendment is a Transaction Document.
Section 8.    Acknowledgment of Termination of Marazzi Letter. Pursuant to that certain letter dated as of April 11, 2014 (the “Marazzi Letter”), among the Administrative Agent, the Borrower and Dal-Tile Distribution, Inc., all Receivables of an Obligor arising out of invoices generated by the Marazzi Group (as defined in the Marazzi Letter) invoicing system or invoiced in the name of any of the Marazzi Group and which do not pay into a Collection Account or a Lock Box that clears to a Collection Account were designated as Excluded Receivables under and as defined in the Receivables Sale Agreement until the Integration Date (as defined in the Marazzi Letter). Each of the Administrative Agent, the Borrower and Dal-Tile Distribution, Inc. hereby acknowledges and agrees that as of the date hereof, the Integration Date has occurred and the Marazzi Letter shall be terminated and of no further force and effect.
Section 9.    Clarification of Amendment No. 2 and other matters. Certain of the parties hereto entered into Amendment No. 2 to Credit and Security Agreement dated as of April 11, 2014 (“Amendment No. 2”). The parties to Amendment No. 2 agree that the amendment to Section 7.1(a)(ii) effected by Section 3(a) of Amendment No. 2 shall be deemed to be effective as of December 19, 2012. In addition, the parties hereto agree that clause (B) of Section 7.1(a)(i) shall be deemed to be amended as of December 19, 2012 to read “(B) commencing with the Performance Guarantor’s 2014 fiscal year, analogous unaudited balance sheets and statements of earnings for Borrower, certified by one of its Responsible Officers.” Given the foregoing, the parties hereto acknowledge that the waivers provided under Section 2 of Amendment No. 2 were not necessary. In addition, the parties hereto agree that clause (x) of Section 7.1(k) shall be deemed to be amended as of December 19, 2012 as set forth in Section 2(a) of this Amendment so no additional waivers are necessary.
Section 10.    Counterparts. This Amendment may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.
Section 11.    Captions. The headings of the Sections of this Amendment are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions of this Amendment.
Section 12.    Successors and Assigns. The terms of this Amendment shall be binding upon, and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
Section 13.    Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 14.    Governing Law and Jurisdiction. The provisions of the Credit and Security Agreement with respect to governing law and consent to jurisdiction are incorporated in this Amendment by reference as if such provisions were set forth herein.
[Signatures appear on following page.]

IN WITNESS WHEREOF, the parties hereto have each caused this Amendment to be duly executed by their respective duly authorized officers as of the day and year first above written.

MOHAWK FACTORING, LLC, as Borrower

By: /s/ John J. Koach
Name: John J. Koach
Title: Secretary

MOHAWK SERVICING, LLC, as Servicer

By: /s/ Shailesh Bettadapur
Name: Shailesh Bettadapur
Title: Vice President and Treasurer

Amendment No. 3 to Credit and Security Agreement and Omnibus Amendment

SUNTRUST BANK, as a Non-Conduit Lender
By: /s/ Michael Peden
Name: Michael Peden
Title: Vice President
SUNTRUST BANK, as Co-Agent and Administrative Agent
By: /s/Michael Peden
Name: Michael Peden
Title: Vice President
VICTORY RECEIVABLES CORPORATION
By: /s/ David V. DeAngelis
Name: David V. DeAngelis
Title: Vice President
THE BANK OF TOKYO‑MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Co‑Agent
By: /s/ Richard Gregory Hurst
Name: Richard Gregory Hurst
Title: Managing Director
THE BANK OF TOKYO‑MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Victory Liquidity Bank
By: /s/ George Stoecklein
Name: George Stoeklein
Title: Director

Amendment No. 3 to Credit and Security Agreement and Omnibus Amendment

WORKING CAPITAL MANAGEMENT CO., L.P., AS CONDUIT
By: /s/ Takashi Watanabe
Name: Takashi Watanabe
Title: Attorney-in-Fact
MIZUHO BANK, LTD., as WCM Liquidity Bank and as Co-Agent
By: /s/ Donna DeMagistris
Name: Donna DeMagistris
Title: Authorized Signatory

Amendment No. 3 to Credit and Security Agreement and Omnibus Amendment

PNC BANK, NATIONAL ASSOCIATION, as a Non-Conduit Lender and as Co‑Agent

By: /s/ Robyn Reeher
Name: Robyn Reeher
Title: Vice President

Address:    PNC Bank, National Association
Three PNC Plaza
225 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2724
Attention: Stephen Ritchey
Telephone: (412) 768-5318
Fax: (412) 705-1225
Email: stephen.ritchey@pnc.com

With a copy to:

PNC Bank, National Association
1600 Market Street
21st Floor
Philadelphia, PA 19103
Attention: Eric Bruno, Managing Director
Telephone: (215) 585-3907
Fax: (215) 585-7374
Email: eric.bruno@pnc.com

Amendment No. 3 to Credit and Security Agreement and Omnibus Amendment

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Non-Conduit Lender and as Co‑Agent

By: /s/ Ryan C. Toger
Name: Ryan C. Toger
Title: Vice President

Address:    Wells Fargo Bank, National Association
1100 Abernathy Road
Suite 1500
Atlanta, GA 30328
Attention: Eero Maki
Telephone: (770) 508-2167
Fax: (866) 972-3558

Amendment No. 3 to Credit and Security Agreement and Omnibus Amendment

Acknowledged and agreed to solely with respect to Section 8:
DAL-TILE DISTRIBUTION, INC.
By: /s/ Shailesh Bettadapur
Name: Shailesh Bettadapur
Title: Vice President and Treasurer

Amendment No. 3 to Credit and Security Agreement and Omnibus Amendment

PERFORMANCE GUARANTOR’S ACKNOWLEDGMENT AND CONSENT
The undersigned, Mohawk Industries, Inc., has heretofore executed and delivered the Performance Undertaking dated as of December 19, 2012 (the “Performance Undertaking”) and hereby consents to the Amendment No. 3 to the Credit and Security Agreement and Omnibus Amendment as set forth above and confirms that the Performance Undertaking and all of the undersigned’s obligations thereunder remain in full force and effect. The undersigned further agrees that the consent of the undersigned to any further amendments to the Credit and Security Agreement shall not be required as a result of this consent having been obtained, except to the extent, if any, required by the Performance Undertaking referred to above.
MOHAWK INDUSTRIES, INC.
By: /s/ Shailesh Bettadapur
Name: Shailesh Bettadapur
Title: Vice President and Treasurer

EXHIBIT IV

NAMES OF COLLECTION BANKS; COLLECTION ACCOUNTS

Borrower's Lockbox or Account	Account Name Borrower	Related Collection Account of Borrower

P O Box 935550	Mohawk Factoring, Inc.	Account no. 4122339054
Atlanta, GA 31193-5550	(Mohawk )	Wells Fargo

P O Box 935553	Mohawk Factoring, Inc.	Account no. 4122339054
Atlanta, GA 31193-5553	(Mohawk )	Wells Fargo

Lockbox 9957	Mohawk Factoring, Inc.	Account no. 4122339054
P O Box 8500	(Mohawk )	Wells Fargo
Philadelphia, PA 19178-9957

P O Box 845059	Mohawk Factoring, Inc.	Account no. 4122339054
Los Angeles, CA 90084-5059	(Mohawk )	Wells Fargo

Collection Account	Mohawk Factoring, Inc.	Account no. 4122339062
( ACH )	(Mohawk )	Wells Fargo

Collection Account	Mohawk Factoring, Inc.	Account no. 777-5006245
( ACH )	(Mohawk )	Wells Fargo

P O Box 209058	Mohawk Factoring, Inc	Account no. 4125505065
Dallas, TX 75320-9058	(DalTile)	Wells Fargo

P O Box 209068	Mohawk Factoring, Inc	Account no. 4125505065
Dallas, TX 75320-9068	(DalTile)	Wells Fargo

Lockbox 9237	Mohawk Factoring, Inc	Account no. 4125505065
P O Box 8500	(DalTile)	Wells Fargo
Philadelphia, PA 19178-9237

P O Box 845051	Mohawk Factoring, Inc	Account no. 4125505065
Los Angeles, CA 90084-5051	(DalTile)	Wells Fargo

P O Box 56519 STN A	Mohawk Factoring, Inc	Account no. 01043-400-102-0 (USD)
Toronto, Ontario M5W 4L1	(Mohawk)	Account no. 01043-100-002-5 (CAD)

Royal Bank of Canada

c/o C06004	Mohawk Factoring, Inc	Account no. 01043-400-102-0 (USD)
P O Box 60 Station M	(Mohawk)	Account no. 01043-100-002-5 (CAD)
Calgary, AB, T2P 2G9		Royal Bank of Canada

P O Box 935370	Unilin North America, LLC	Account no. 4945644383
Atlanta, GA 31193-5370	(Unilin)	Wells Fargo

SCHEDULE A

COMMITMENTS
SunTrust Bank: $100,000,000
The Bank of Tokyo‑Mitsubishi UFJ, Ltd., New York Branch: $100,000,000
Mizuho Bank, Ltd.: $100,000,000
PNC Bank, National Association: $100,000,000
Wells Fargo Bank, National Association: $100,000,000